Exhibit 23.1

Morgenstern, Svoboda & Baer, CPA's, P.C.
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Certified Public Accountants
40 Exchange Place
NEW YORK, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
Email: MSBCPAS@GMAIL.COM

The Board of Directors
Averox Inc.

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report on the consolidated financial statements of Averox, Inc. and Subsidiaries dated October 3, 2008 in this Annual Report on Form 10-K for the year ended June 30, 2009.


/s/ Morgenstern, Svoboda & Baer, CPA's, P.C.
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Morgenstern, Svoboda & Baer, CPA's, P.C.
New York, NY
October 13, 2009